EXHIBIT 77.O

77.O	TRANSACTIONS EFFECTED PURSUANT TO RULE 10F-3


High Yield Fund (series #03):


Qualifying transactions are listed below. On a quarterly basis, the Registrant's Board of Directors receives a Form
10F-3 containing information that enables them to determine that all purchases made during the quarter were effected in compliance with the Registrant's 10F-3 procedures.


1)    Issuer:             Charter Communications Holdings
	Date of Purchase:   01/08/2002
      Underwriter from whom Purchased:
                          Salomon Smith Barney
      Affiliated Underwriters:
		              Fleet Securities, Inc.
	Other Members of Syndicate:
	                    Banc of America Securities
	                    JP Morgan
	                    TD Securities
      Aggregate dollar amount of purchase:
                          $1,000,000
      Aggregate dollar amount of offering:
                          $350,000,000
	Purchase price (net of fees and expenses):
                          $99.300
      Date offering commenced:
                          01/08/2002
	Commission:         $20,000 net



2)    Issuer:             Starwood Corp.
	Date of Purchase:   04/11/2002
      Underwriter from whom Purchased:
                          Lehman Brothers
      Affiliated Underwriters:
		              Fleet Securities, Inc.
	Other Members of Syndicate:
	                    Banc of America Securities
	                    JP Morgan/Chase
	                    SG Cowen
                          Deutsche Bank Securities
                          Credit Lyonnais Securities
                          BMO Nesbitt Burns
                          Bear, Stearns & Co.
                          Scotia Capital
      Aggregate dollar amount of purchase:
                          $3,979,320
      Aggregate dollar amount of offering:
                          $800,000,000
	Purchase price (net of fees and expenses):
                          $99.483
      Date offering commenced:
                          04/11/2002
	Commission:         $30,000 net


3)    Issuer:             Russell Corp.
	Date of Purchase:   04/12/2002
      Underwriter from whom Purchased:
                          JP Morgan/Chase
      Affiliated Underwriters:
		              Fleet Securities, Inc.
	Other Members of Syndicate:
	                    Wachovia Securities
	                    SunTrust Robinson Humphrey
	                    Merrill Lynch & Co.
      Aggregate dollar amount of purchase:
                          $750,000
      Aggregate dollar amount of offering:
                          $250,000,000
	Purchase price (net of fees and expenses):
                          $100.000
      Date offering commenced:
                          04/11/2002
	Commission:         $20,625 net



4)    Issuer:             Silgan Holdings, Inc.
	Date of Purchase:   04/23/2002
      Underwriter from whom Purchased:
                          Morgan Stanley & Co.
      Affiliated Underwriters:
		              Fleet Securities, Inc.
	Other Members of Syndicate:
	                    Deutsche Bank Securities
	                    Salomon Smith Barney
	Aggregate dollar amount of purchase:
                          $2,000,000
      Aggregate dollar amount of offering:
                          $200,000,000
	Purchase price (net of fees and expenses):
                          $103.000
      Date offering commenced:
                          04/23/2002
	Commission:         $35,000 net











Short Term Bond Fund (series #04):


Qualifying transactions are listed below. On a quarterly basis, the Registrant's Board of Directors receives a Form
10F-3 containing information that enables them to determine that all purchases made during the quarter were effected in compliance with the Registrant's 10F-3 procedures.


1)    Issuer:             Morgan Stanley Dean Witter
	Date of Purchase:   03/27/2002
      Underwriter from whom Purchased:
                          Morgan Stanley Dean Witter
      Affiliated Underwriters:
		              Fleet Bank
	Other Members of Syndicate:
	                    ABN Amro
	                    Bank One
                          Barclays Capital
                          Blaylock Mortgage Capital
	                    Credit Lyonnais
                          Danske Securities
                          ING Baring Securities
                          KBC International Group
                          RBC Capital Markets
                          Santander Central Hispano Inv.
                          WestDeutsche Landesbank
                          William Capital Group
      Aggregate dollar amount of purchase:
                          $700,000
      Aggregate dollar amount of offering:
                          $2,500,000,000
	Purchase price (net of fees and expenses):
                          $99.710
      Date offering commenced:
                          03/27/2002
	Commission:         $1,185.63 net